UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2008

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	33-16335	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

 (Address of Principal Executive Offices)

(86) 510-8338-6339

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 23, 2008, China Wind Systems, Inc., a Delaware corporation (the “Company”), announced that it had signed a preliminary agreement to supply certain rolled rings to Wuxi Lida Gear Manufacturing Co. Ltd. Additionally, on September 25, 2008, the Company announced that it had signed preliminary agreements to supply certain wind tower flanges to Gansu Keyao Electrical Power Co., Ltd. and Gansu Changcheng Electrical Power Machinery Co., Ltd. Copies of the two press releases are being filed as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated herein by reference in their entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated September 23, 2008, issued by China Wind Systems, Inc.
99.2	Press release dated September 25, 2008, issued by China Wind Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008	China Wind Systems, Inc.

By:	/s/ Adam Wasserman
Adam Wasserman
Chief Financial Officer